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                                                                     Exhibit 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61853, 333-51790, 333-31548, 333-63802,
333-66096, 333-68548, 333-100727) and in the Registration Statements on Form S-8 (File Nos. 33-60437, 333-10003, 333-33249, 333-83677, 333-51906,
33-30007, 33-68208, 333-33265, 333-10005, 333-33251, 333-83669, 333-33291,
33-21241, 333-55126, 333-42371, 333-81275, 333-87967, 333-81277, 333-83673,
333-64103, 333-83681, 333-51872, 333-52202, 333-66130, 333-70310, 333-76762,
333-76766, 333-76768, 333-76770, 333-100722, 333-90514, 333-90512, 333-90510,
333-64095) of Genzyme Corporation, of our report dated February 7, 2003, except for Note T, as to which the date is March 28, 2003, relating to the consolidated financial statements and financial statement schedule of Genzyme Corporation; of our report dated February 7, 2003, except for Note U, as to which the date is March 28, 2003, relating to the combined financial statements of Genzyme General; of our report dated February 7, 2003, relating to the combined financial statements of Genzyme Biosurgery; and of our report dated February 7, 2003, relating to the combined financial statements of Genzyme Molecular Oncology; which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

Boston, Massachusetts
March 28, 2003